Exhibit 99.1

Starwood Property Trust Announces Private Offering of Unsecured Senior Notes

GREENWICH, Conn., August 14, 2018 /PRNewswire via COMTEX/ — Starwood Property Trust, Inc. (NYSE: STWD) (the “Company”) today announced that it is offering $300 million aggregate principal amount of its unsecured senior notes due August 2023 (the “Notes”) in a private offering.

The Company intends to use all or substantially all of the net proceeds received from the offering to repay a portion of the amount outstanding under its existing repurchase agreements and to use any remaining net proceeds for other general corporate purposes, which may include the repayment of indebtedness under the Company’s warehouse facilities and other indebtedness, the origination and purchase of additional commercial mortgage loans and other target assets and investments, the payment of a portion of the purchase price for the Company’s pending acquisition of the energy project finance origination, underwriting and capital markets business (the “Project Finance Debt Business”) of GE Capital Global Holdings, LLC, the payment of other liabilities and other working capital needs. Amounts that the Company may repay under its revolving repurchase or credit facilities may be re-borrowed, subject to customary conditions.

The Notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Starwood Property Trust, Inc.

Starwood Property Trust, Inc. (NYSE: STWD), an affiliate of global private investment firm Starwood Capital Group, is the largest commercial mortgage real estate investment trust in the United States. The Company’s core business focuses on originating, acquiring, financing and managing commercial mortgage loans and other commercial real estate debt and equity investments. With total capital deployed since inception of over $44 billion, Starwood Property Trust continues to solidify its position as one of the premier real estate finance companies in the country.

Forward-Looking Statements

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with respect to the anticipated offering and the use of proceeds. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from the Company’s expectations include (i) factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, including those set forth under the captions “Risk Factors” and “Business”; (ii) defaults by borrowers in paying debt service on outstanding indebtedness; (iii) impairment in the value of real estate property securing the Company’s loans or loans in which the Company invests; (iv) availability of mortgage origination and acquisition opportunities acceptable to the Company; (v) the Company’s ability to complete the pending acquisition of the Project Finance Debt Business and the performance of the Project Finance Debt Business subsequent to the acquisition; (vi) the Company’s ability to integrate the Project Finance Debt Business into its business and achieve the benefits that the Company anticipates from the acquisition of Project Finance Debt Business; (vii) business uncertainties and contractual restrictions while the acquisition of the Project Finance Debt Business is pending, which could adversely affect the Company’s business and operations; (viii)  the risk that unexpected costs will be incurred in connection with the completion and/or integration of the Project Finance Debt Business; (ix) the exertion of management’s time and the Company’s resources, and other expenses incurred and business changes required in connection with complying with the undertakings in connection with any regulatory, governmental or third party consents or approvals for the Project Finance Debt Business; (x) potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements; (xi) national and local economic and business conditions; (xii) general and local commercial real estate and residential property conditions; (xiii) changes in federal government policies; (xiv) changes in federal, state and local governmental laws and regulations; (xv) increased competition from entities engaged in mortgage lending and securities investing activities; (xvi) changes in interest rates; and (xvii) the availability of, and costs associated with, sources of liquidity.

Contact:

Contact:	Investor Relations
Phone:	203-422-7788
Email:	investorrelations@stwdreit.com